                                                                    Exhibit 10.1

                                 April 21, 2004
Mr. Frank Tworecke
11102 Hidden Trail Drive
Owings Mills, MD  21117

Dear Frank,

     This letter agreement is our offer to employ you as Group President,
Sportswear of The Warnaco Group, Inc. (together with its subsidiaries, divisions and affiliates, the "Company"). Except as otherwise provided in this agreement, the terms of your employment with the Company shall be governed by the Warnaco
Job Application and current Employee Handbook.

     1.   The Company agrees to employ you and you agree to serve as Group
          President, Sportswear of the Company, and you shall have such authorities, duties and responsibilities commensurate with that position, including but not limited to operational responsibility for the Company's Calvin Klein Men's and Women's Underwear, Chaps and
          Calvin Klein Jeans units. In carrying out your duties, you shall report to the Chief Executive Officer of the Company. You agree to devote your full time and best efforts to the satisfactory performance of such services and duties as the position requires, and you shall be entitled to (i) serve on the boards of directors of trade
          associations, charitable organizations and for-profit businesses, subject to the reasonable approval of the Chief Executive Officer and the Company's Board of Directors, (ii) engage in charitable activities and community affairs and (iii) manage your personal investments and affairs, provided that such activities do not interfere with the proper performance of your duties and responsibilities for the
          Company.

     2.   The term (the "Term") of your employment shall begin as of May 7, 2004 or such earlier date as we may actually agree to in writing (the
          "Commencement Date") and end at the close of business on the third anniversary of the Commencement Date; provided, however, that the Term shall thereafter be automatically extended for additional one-year periods unless either you or the Company gives the other written notice at least 120 days prior to the then-scheduled expiration of the
          Term that such party is electing not to so extend the Term.
          Notwithstanding the foregoing, the Term shall end on the date on which your employment is terminated by either party in accordance with the provisions herein.

     3.   Your compensation shall be as follows:

          a.   During the Term, you shall be paid an annual base salary of
               $700,000 ("Base Salary"), payable in semi-monthly payments of
               $29,166.66. Your Base Salary may be reviewed annually by the
               Compensation Committee of the Board of Directors in consultation with the Chief Executive Officer and may be

Mr. Frank Tworecke
April 21, 2004

               increased based on such performance review within the Company's discretion. You shall not be entitled to any additional
               compensation for service as an officer or member of any board of directors of any affiliate of the Company.

          b.   During the Term, commencing with the Company's fiscal year 2004, you shall be eligible to receive an annual cash incentive award under The Warnaco Group, Inc. Incentive Compensation Plan ("Bonus
               Plan") with a target of 70% of Base Salary ("Target Bonus"). The terms and conditions applicable to such annual cash incentive award, including but not limited to the determination of
               performance targets (following consultation with you), the ultimate amount of such award, and the timing of payment of any such award, shall be determined in accordance with the terms of the Bonus Plan

               i.   For fiscal year 2004, you shall receive a minimum guaranteed annual incentive award of $250,000. Any annual incentive
                    award, including any annual incentive award for fiscal year
                    2004, shall be payable when bonuses for the applicable
                    performance period are paid to other senior executives of
                    the Company.

          c.        Pursuant to the Warnaco 2003 Stock Incentive Plan (the
                    "Plan"), on the Commencement Date you will be granted
                    35,000 shares of restricted stock ("restricted stock") and an option to purchase 210,000 shares of the Company's
                    outstanding common stock (the "option"), subject to the
                    terms and conditions of such awards as set out in the
                    Plan. You may also be eligible to receive future grants of restricted stock and/or options or other forms of equity
                    compensation at the sole discretion of the Compensation
                    Committee of the Board of Directors.

               i.   Except as otherwise provided herein, the restricted stock as described herein and the option as described herein shall
                    vest 33% on May 1, 2005 and shall vest 33% on each of May 1,
                    2006 and May 1, 2007, provided that you are employed by the
                    Company on such vesting date and have not given notice to
                    the Company that you are voluntarily resigning, without Good
                    Reason (as defined in Exhibit A), prior to such vesting
                    date. The form of the Restricted Stock Award Agreement for the restricted stock is attached hereto as Exhibit B. The
                    form of the Non-Qualified Stock Option Agreement for the
                    option is attached hereto as Exhibit C.

               ii.  You shall be subject to the equity ownership, retention and other requirements applicable to senior executives of the
                    Company. Except

Mr. Frank Tworecke
April 21, 2004

                    as otherwise expressly provided herein, all equity grants
                    shall be governed by the applicable plan and award
                    agreement, as in effect on the date hereof and as may be
                    hereafter changed in accordance with such plan and
                    agreement.

     4.   While you are employed by the Company, and subject, of course, to the
          Company's right to amend, modify or terminate any benefit plan or program, you shall be entitled to participate in all Company employee benefit plans applicable to senior executives, including the following benefits/perquisites:

          a.   Reimbursement of reasonable business expenses incurred in
               carrying out your duties and responsibilities under this
               agreement, subject to documentation in accordance with Company policy. In addition, the Company will reimburse you for your legal and other professional fees reasonably incurred in
               connection with the negotiation and drafting of this agreement, up to a maximum of $15,000.

          b.   Perquisites provided to other senior executives, including a monthly car allowance of up to $1,500.

          c.   Vacation - four weeks paid vacation per calendar year.

          During the Term, you shall also be entitled to Company-paid term life insurance with a benefit equal to $2 million, provided the Company can obtain such insurance at commercially reasonable premium levels. In addition, during the Term, the Company shall provide for your use a
          2-bedroom apartment (together with a furnishing allowance for such apartment not to exceed $10,000) and shall reimburse you your costs for one weekly round-trip travel between New York and Baltimore.

     5.   In the event your employment is terminated without Cause (as defined in Exhibit A) by the Company (other than upon death or due to
          Disability (as defined in Exhibit A)) or you resign for Good Reason
          (as defined in Exhibit A), in each case during the Term, you shall be entitled to:

          a.   Base Salary through the Date of Termination (as defined in
               Exhibit A).

          b.   Payment of Base Salary as salary continuation for the remainder of the Term, but in no event less than 12 months.

          c.   A pro-rata bonus for the fiscal year in which the Date of
               Termination occurs, based on the Company's performance for such year (determined by

Mr. Frank Tworecke
April 21, 2004

               multiplying the amount you would have received had your
               employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that you are employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives; provided, that if the Date of Termination occurs in fiscal 2004, such pro-rata bonus shall be no less than $250,000.

          d.   Immediate vesting of that portion of the restricted stock
               described in paragraph 3(c) above that would have vested if you had been employed on the vesting date immediately following the
               Date of Termination.

          e.   That portion of the option described in paragraph 3(c) above that has vested as of the Date of Termination remaining exercisable for two years following the Date of Termination.

          f.   Provided you make a timely election under COBRA, continued
               participation on the same terms as immediately prior to the Date of Termination (including costs of premiums) for you and your eligible dependents in the Company's medical and dental plans in which you and your eligible dependents were participating
               immediately prior to the Date of Termination until the earlier of
               (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 18 months, or
               (b) the date, or dates, you receive equivalent coverage under the plans and programs of a subsequent employer.

          g.   Any amounts earned, accrued or owing to you but not yet paid.

          h.   As a condition to receiving severance compensation pursuant to this paragraph 5, you hereby agree to execute, and not revoke, a general release of claims in a form acceptable to the Company
               (which release shall not require you to release claims to be indemnified in accordance with applicable law or your rights to post-termination benefits due or payable in accordance with the terms of any Company employee welfare benefit plan). You shall be afforded seven days after execution of such release to revoke it, in which event you shall not be entitled to the benefits provided herein other than as required by law.

     6.   In the event your employment is terminated upon death or due to
          Disability during the Term, you (or your estate or legal
          representative, as the case may be) shall be entitled to:

Mr. Frank Tworecke
April 21, 2004

          a.   Base Salary through the Date of Termination.

          b.   A pro-rata bonus for the fiscal year in which the Date of
               Termination occurs, based on the Company's performance for such year (determined by multiplying the amount you would have
               received had your employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that you are employed by the
               Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company
               executives; provided, that if the Date of Termination occurs in fiscal 2004, such pro-rata bonus shall be no less than $250,000.

          c.   Immediate vesting of 50% of the restricted stock described in paragraph 3(c) above that remains unvested as of the Date of
               Termination and 100% of that portion of the option described in paragraph 3(c) above that remains unvested as of the Date of
               Termination, with any vested portion of such option remaining exercisable for 12 months following the Date of Termination.

          d.   Any amounts earned, accrued or owing to you but not yet paid.

     7.   In the event the Company terminates your employment for Cause or you voluntarily resign, you shall be entitled to Base Salary through the
          Date of Termination. In the event of your termination for Cause, the unvested restricted stock described in paragraph 3(c) above and that portion of the option described in paragraph 3(c) above that remains unvested as of the Date of Termination shall be forfeited. In the event of your voluntary resignation, the unvested restricted stock described in paragraph 3(c) above and that portion of the option described in paragraph 3(c) above that remains unvested as of the date on which you provide written notice to the Company that you are voluntarily resigning shall be forfeited. A voluntary resignation shall be effective on 60 days prior written notice by you to the
          Company, subject to early termination by the Company, and, provided that such notice is given, shall not be deemed to be a breach of this agreement.

     8.   In the event your employment is terminated without Cause by the
          Company (other than upon death or due to Disability) or you resign for
          Good Reason, in both cases within one year following a Change in
          Control (as defined on Exhibit A) (provided the Term is still in effect or has expired during the one-year period), you shall be entitled to:

          a.   Base Salary through the Date of Termination.

Mr. Frank Tworecke
April 21, 2004

          b.   Payment of Base Salary for the remainder of the Term, but in no event less than 18 months, payable in a lump sum promptly
               following the Date of Termination.

          c.   A pro-rata bonus for the fiscal year in which the Date of
               Termination occurs, based on the Company's performance for such year (determined by multiplying the amount you would have
               received had your employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that you are employed by the
               Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company
               executives.

          d.   Immediate vesting of 100% of any of the restricted stock
               described in paragraph 3(c) above that remains unvested as of the
               Date of Termination and 100% of that portion of the option described in paragraph 3(c) above that remains unvested as of the
               Date of Termination, with any vested portion of such option remaining exercisable for six months following the Date of
               Termination.

          e.   Provided you make a timely election under COBRA, continued
               participation on the same terms as immediately prior to the Date of Termination (including costs of premiums) for you and your eligible dependents in the Company's medical and dental plans in which you and your eligible dependents were participating
               immediately prior to the Date of Termination until the earlier of
               (a) the end of the applicable Term (without regard to its earlier termination hereunder), but in no event less than 18 months, or
               (b) the date, or dates, you receive equivalent coverage under the plans and programs of a subsequent employer.

          f.   Any amounts earned, accrued or owing to you but not yet paid.

          g.   As a condition to receiving severance compensation pursuant to this paragraph 8, you hereby agree to execute, and not revoke, a general release of claims in a form acceptable to the Company
               (which release shall not require you to release claims to be indemnified in accordance with applicable law or your rights to post-termination benefits due or payable in accordance with the terms of any Company employee welfare benefit plan). You shall be afforded seven days after execution of such release to revoke it, in which event you shall not be entitled to the benefits provided herein other than as required by law.

Mr. Frank Tworecke
April 21, 2004

     9.   In the event the Company provides written notice to you in accordance with paragraph 2 above that the Term shall not renew and upon such expiration of the Term the Company terminates your employment under circumstances that during the Term would constitute a termination of employment without Cause, you shall be entitled to:

          a.   Base Salary through the Date of Termination.

          b.   Payment of Base Salary as salary continuation for 12 months following the Date of Termination.

          c.   That portion of the option described in paragraph 3(c) above that has vested as of the Date of Termination remaining exercisable for nine months following the Date of Termination.

          d.   Provided you make a timely election under COBRA, continued
               participation on the same terms as immediately prior to the Date of Termination (including costs of premiums) for you and your eligible dependents in the Company's medical and dental plans in which you and your eligible dependents were participating
               immediately prior to the Date of Termination for 18 months following the Date of Termination.

          e.   Any amounts earned, accrued or owing to you but not yet paid.

          f.   As a condition to receiving severance compensation pursuant to this paragraph 9, you hereby agree to execute, and not revoke, a general release of claims in a form acceptable to the Company
               (which release shall not require you to release claims to be indemnified in accordance with applicable law or your rights to post-termination benefits due or payable in accordance with the terms of any Company employee welfare benefit plan). You shall be afforded seven days after execution of such release to revoke it, in which event you shall not be entitled to the benefits provided herein other than as required by law. .

     10.  Any amounts due to you under paragraphs 5, 6, 8 or 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty. Any payments provided pursuant to paragraph 5, paragraph 8 or paragraph 9 shall be in lieu of any salary continuation arrangements under any other severance program or plan of the Company.

     11.  Notwithstanding any other provision of this Agreement, upon the termination of your employment for any reason, unless otherwise requested by the Board, you shall

Mr. Frank Tworecke
April 21, 2004

          immediately resign from all boards of directors of any affiliate of the Company, if any, of which you may be a member, and as a trustee of, or fiduciary to, any employee benefit plans of the Company or any affiliate of the Company. You agree to execute any and all documentation of such resignations upon request by the Company, but you shall be treated for all purposes as having so resigned upon termination of your employment, regardless of when or whether you execute any such documentation.

     12.  You acknowledge that in your capacity in management you have had or will have a great deal of exposure and access of the Company's trade secrets and confidential and proprietary information. Therefore, during the Term and thereafter (provided you are employed by the
          Company) and for 12 months following the termination of your employment with the Company, to protect the Company's trade secrets and other confidential and proprietary information, you agree that you will not, other than in the ordinary course of performing your duties hereunder or as agreed by the Company in writing, engage in a
          "Competitive Business," directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, in any geographic location in which the Company or any of its affiliates is engaged in business. You shall not be deemed to be in violation of this paragraph 12 by reason of the fact that you own or acquire, solely as an investment, up to two percent (2%) of the outstanding equity securities (measured by value) of any entity. "Competitive
          Business" shall mean a business primarily engaged in apparel design or apparel wholesaling.

     13.  Upon any termination of employment (whether during or after the expiration of the Term), you agree to refrain from directly or indirectly soliciting any employee of the Company or an affiliate of the Company to terminate his/her employment (excluding, only, your personal assistant) on your own behalf or on behalf of any other person or entity or from directly or indirectly hiring any key employee (e.g., any management-level employee or any designer) of the
          Company for a period of eighteen (18) months thereafter. In addition, you agree that for a period of eighteen (18) months following the termination of your employment with the Company (whether during or after the expiration of the Term), you will not, without the prior written consent of the Company, directly or indirectly, solicit or encourage any customer of the Company or any affiliate of the Company to reduce or cease its business with the Company or any such affiliate of the Company or otherwise interfere with the relationship of the
          Company or any affiliate of the Company with its customers. You and the Company each agree to refrain from making any statements or comments of a defamatory or disparaging nature to third parties regarding each other (including, in the case of the Company, an affiliate of the Company or the Company's officers, directors, personnel or products). You and the Company each understand that either party should be

Mr. Frank Tworecke
April 21, 2004

          entitled to respond truthfully and accurately to statements about such party made publicly by you or the Company, as the case may be, provided that such response is consistent with your or the Company's obligations not to make any statements or comments of a defamatory or disparaging nature as set forth herein above.

     14.  During the Term and thereafter, other than in the ordinary course of performing your duties for the Company or as required in connection with providing any cooperation to the Company pursuant to paragraph 20 below, you agree that you will not disclose to anyone or make use of any trade secret or proprietary or confidential information of the
          Company or any affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which you acquire during the course of your employment, including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order you to divulge, disclose or make accessible such information. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure by you or (ii) becomes known to the public through no wrongful disclosure by or act of you or any of your representatives. In the event you are requested by subpoena, court order, investigative demand, search warrant or other legal process to disclose any information regarding the Company, you agree, unless prohibited by law or Securities and Exchange Commission regulation, to give the Company's General Counsel prompt written notice of any request for disclosure in advance of your making such disclosure and you shall not disclose such information regarding the Company unless and until the Company has expressly authorized you to do so in writing or the Company has had a reasonable opportunity to object to such a request or to litigate the matter (of which the Company agrees to keep you reasonably informed) and has failed to do so.

     15.  You hereby sell, assign and transfer to the Company all of your right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the "Rights") which during the period of your employment are made or conceived by you, alone or with others, and which are within or arise out of any general field of the
          Company's business or arise out of any work you perform, or information you receive regarding the business of the Company, while employed by the Company. You shall fully disclose to the Company as promptly as available all information known or possessed by you concerning any Rights, and upon request by the Company and without any further remuneration in any form to you by the Company, execute all applications for patents and for copyright registration, assignments thereof and other

Mr. Frank Tworecke
April 21, 2004

          instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such Rights.

     16.  You agree that at the time of the termination of employment (whether during or after the expiration of the Term), whether at your instance or the Company, and regardless of the reasons therefore, you will promptly deliver to the Company's General Counsel, and not keep or deliver to anyone else, any and all of the following which is in your possession or control: (i) Company property (including, without limitation, credit cards, computers, communication devices, home office equipment and other Company tangible property) and (ii) notes, files, memoranda, papers and, in general, any and all physical matter and computer files containing confidential or proprietary information of the Company or any of the Company's affiliates, including any and all documents relating to the conduct of the business of the Company or any of the Company's affiliates and any and all documents containing confidential or proprietary information of the customers of the Company or any of the Company's affiliates, except for (x) any documents for which the Company's General Counsel has given written consent to removal at the time of termination, (y) any documents on your personal computer if you destroy such documents and give a notarized written affidavit of such destruction and (z) any information necessary for you to retain for tax purposes (provided you maintain the confidentiality of such information in accordance with paragraph 14 above).

     17.  Any failure by you to comply with the provisions of paragraphs 12, 13,
          14, 15 or 16 shall relieve the Company of any of its obligations pursuant to this agreement, including pursuant to paragraphs 5, 6, 8 and 9.

     18.  From and after the date hereof, should any disagreement, claim or controversy arise between you and the Company with respect to this agreement or your employment by the Company, the same may be enforced at the option of either party by confidential, binding and final arbitration in New York, New York before a single arbitrator in accordance with the Commercial Arbitration Rules of the American
          Arbitration Association. With respect to any dispute regarding whether
          Cause (as defined in Exhibit A) or Good Reason (as defined in Exhibit
          A) exists as a basis for forfeiting your outstanding stock options or restricted stock, the parties agree that any determination by the committee administering the applicable plan that Cause or Good Reason did or did not exist shall not be binding in the arbitrator(s). The award of the arbitrator with respect to such disagreement, claim or controversy shall be enforceable in any court of competent jurisdiction and shall be binding upon the parties hereto. You consent to the personal jurisdiction of the Courts of the State of New York
          (including the United States District Court for the Southern District
          of New York) in any proceedings for equitable relief. You further agree not to interpose

Mr. Frank Tworecke
April 21, 2004

          any objection or improper venue in any such proceeding or interpose any defense that the Company has an adequate remedy at law or that the injury suffered by the Company is not irreparable. You and the Company agree that each party shall be responsible for its own costs and expenses, including attorneys' fees, provided, however, that if you substantially prevail with respect to all claims that are the subject matter of the dispute, your costs, including reasonable attorneys'
          fees, shall be borne by the Company.

     19.  You expressly agree and acknowledge that any breach or threatened breach of any obligation set forth in paragraphs 12, 13, 14, 15 or 16 above will cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this the Company shall be entitled to seek the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself, without the necessity of posting a bond and without proving actual damages, restraining you from committing or continuing to commit any such violation.

     20.  Following the Date of Termination, upon reasonable request by the
          Company, you shall cooperate with the Company or any of its affiliates with respect to any legal or investigatory proceeding, including any government or regulatory investigation, or any litigation or other dispute relating to any matter in which you were involved or had knowledge during your employment with the Company, subject to your reasonable personal and business schedules. The Company shall reimburse you for all reasonable out-of-pocket costs, such as travel, hotel, and meal expenses, and reasonable attorneys' fees, incurred by you in providing any cooperation pursuant to this paragraph 20, as well as a reasonable per diem amount for your time which shall be based upon your Base Salary at the Date of Termination.

     21.  You represent and warrant that you have the free and unfettered right to enter into this agreement and to perform your obligations under it and that you know of no agreement between you and any other person, firm or organization, or any law or regulation, that would be violated by the performance of your obligations under this agreement. You agree that you will not use or disclose any confidential or proprietary information of any current or prior employer in the course of performing your duties for the Company or any of its affiliates.

     22.  The invalidity or unenforceability of any particular provision or provisions of this agreement (as determined by an arbitrator or a court of competent jurisdiction) shall not affect the other provisions hereof and this agreement shall be construed in all respects as if such invalid or unenforceable provisions had been omitted.

Mr. Frank Tworecke
April 21, 2004

     23.  This agreement (including its Exhibits) and the documents referred to herein constitute the full and complete understanding and agreement of the parties, supersede all prior representations, understandings and agreements as to your employment by the Company and cannot be amended, changed, modified in any respect, without the written consent of the parties, except that the Company reserves the right in its sole discretion to make changes at any time to the other documents referenced in this letter agreement. No waiver by either party of any breach by the other party of any condition or provision contained in this agreement shall be deemed to be a waiver of a similar or dissimilar condition or provision.

     24.  This agreement shall be binding upon and shall inure to the benefit of successors and assigns of the Company.

     25.  This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its provisions as to choice of laws. The respective rights and obligations of the parties hereunder, including without limitation paragraphs 12 through
          16, shall survive any expiration of the Term, including expiration thereof upon your termination of employment for whatever reason, to the extent necessary to the intended preservation of such rights and obligations.

     26.  Any notice given to either you or the Company under this agreement shall be in writing and shall be deemed to have been given upon actual receipt or refusal to accept receipt, with any such notice duly addressed to you or the Company, as the case may be, at the address indicated below or to such other address as such Party may subsequently designate by written notice in accordance with this paragraph 26: If to the Company: The Warnaco Group, Inc., 501 Seventh
          Avenue, New York, New York 10018, Attention: General Counsel; If to
          you: at your home address as indicated on the Company's records.

     27.  The Company may withhold from any amounts payable under this agreement such Federal, state, local or other taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     Your signature below will signify that you have read, and understand and agree to, the terms and conditions contained in each item of the new-hire paperwork.

Mr. Frank Tworecke
April 21, 2004

         This agreement shall not be binding on the Company until you sign, date and deliver an original of this agreement to Jay A. Galluzzo at the Company's address set forth in paragraph 26 above and its effectiveness is contingent on the circumstances set forth in the introductory paragraph of this agreement. If the foregoing is agreeable to you, please sign both copies of this agreement and return them to me. A fully executed original will be returned to you.

                                   Very truly yours,

                                   THE WARNACO  GROUP, INC.

                                   /s/ Jay A. Galluzzo
                                   -------------------
                                   Jay A. Galluzzo
                                   Vice President, General Counsel & Secretary

Agreed to and accepted this
21st day of April, 2004

/s/ Frank Tworecke
------------------
Frank Tworecke

Mr. Frank Tworecke
April 21, 2004

                                                                       EXHIBIT A

                                   DEFINITIONS

"CAUSE" shall mean:

(i)      willful misconduct by you which is injurious to the Company's interests;

(ii)     willful breach of duty by you in the course of your employment, which, if curable, is not cured within 10 days after your receipt of written notice from the Company;

(iii)    willful failure by you after having been given written notice from the
         Company to perform your duties other than a failure resulting from your incapacity due to physical or mental illness; or

(iv)     indictment of you for the commission of a felony, or your engagement in other willful misconduct which is injurious to the business or reputation of the Company.

For purposes of this definition of "Cause," no act or omission by you shall be deemed to be "willful" if you had a reasonable good faith belief that such act or failure to act was in the best interests of the Company. The determination to terminate your employment for Cause shall be made by the Board of Directors of the Company and prior to such determination you shall have the right to appear
(represented by counsel) before a committee designated by the Board.

"CHANGE IN CONTROL" shall mean any of the following:

(i)      any "person" (as such term is used in Sections 3(a)(9) and 13(d) of the
         Securities Exchange Act of 1934), but excluding a person who owns more than 5% of the outstanding shares of the Company as of the Commencement
         Date, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under that Act), of 50% or more of the Voting Stock of the
         Company, provided that any sale or transfer of Voting Stock by shareholders as of the Commencement Date shall not constitute a Change in Control; or

(ii)     all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the
         Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

Mr. Frank Tworecke
April 21, 2004

         For purposes of this Change in Control definition, "Voting Stock" shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

"DATE OF TERMINATION" shall mean:

(i)      if your employment is terminated by the Company, the date specified in the notice by the Company to you that your employment is so terminated;

(ii)     if you voluntarily resign your employment, 60 days after receipt by the
         Company of written notice that you are terminating your employment
         (provided, that the Company may accelerate the Date of Termination to an earlier date by providing you with written notice of such action, or, alternatively, the Company may place you on paid leave (covering only Base Salary) during such period);

(iii)    if your employment is terminated by reason of death, the date of death;
         or

(iv)     if you resign your employment for Good Reason, 30 days after receipt by the Company of timely written notice from you in accordance with paragraph 26 of the letter agreement dated April __, 2004 between you and the Company (the "letter agreement"), unless the Company cures the event or events giving rise to Good Reason within 30 days after receipt of such written notice.

"DISABILITY" shall mean your inability, due to physical or mental incapacity, to substantially perform your duties and responsibilities for a period of
         120 consecutive days as determined by a medical doctor selected by the
         Company and reasonably acceptable to you.

"GOOD REASON" shall mean the occurrence of any of the following without your consent:

(i)      a material diminution in your authority, duties or responsibilities as
         Group President - Sportswear of the Company;

(ii)     a reduction in your Base Salary or Target Bonus;

(iii)    a change in reporting structure so that you report to someone other than the Chief Executive Officer of the Company;

(iv)     the removal by the Company of you as Group President - Sportswear of
         the Company;

Mr. Frank Tworecke
April 21, 2004

(v)      the failure of a successor to all or substantially all of the assets of the Company to assume the Company's obligations under the letter agreement either in writing or as a matter of law; or

(vi)     requiring you to be principally based at any office or location other than Manhattan, New York or any location within a 45 mile radius of
         Manhattan, New York.

         Anything herein to the contrary notwithstanding, you shall not be entitled to resign for Good Reason unless you give the Company written notice of the event constituting "Good Reason" within 60 days of the occurrence of such event and the Company fails to cure such event within 30 days after receipt of such notice.